EXHIBIT 10.19

INDUS INTERNATIONAL

ONAGH ASH EMPLOYMENT AGREEMENT

This Agreement is entered into as of January 11, 2000, by and between Indus International (the "Company"), and Onagh Ash (the "Executive").

    Duties and Scope of Employment.
      Positions and Duties. As of the Effective Date, Executive will serve as Executive Vice President of Sales, Services and Marketing of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Company's Chief Executive Officer (the "Board").
      Obligations. During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote his business efforts and time to the Company at the Company's San Francisco, California offices. Executive understands and agrees that frequent travel may be necessary in carrying out his duties hereunder including, without limitation, frequent travel to the Company's offices in Atlanta, Georgia from the Company's main headquarters in San Francisco, California. During the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board; provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization, or as a member of corporate Boards of Directors or committees thereof, so long as such activities do not materially interfere with his duties and obligations under this Agreement.
    Employment Term. Executive's employment with the Company pursuant to this Agreement (the "Employment Term") shall commence on the Effective Date and shall continue, unless otherwise terminated earlier as provided in Section 6 hereof, until the date twelve (12) months from the Effective Date (the "Original Term"), provided that the Employment Term shall be extended by the Company, in its sole discretion, for an additional twelve (12) month period (the "Additional Term") if, at least ninety (90) days prior to the end of the Original Term, the Company has notified the Executive in writing that the Employment Term shall be extended. If the Company does not notify Executive in writing that the Employment Term shall be extended at the end of the Original Term, then at such time, Executive shall become an "at-will" employee of the Company and the employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive.

    Compensation.

      Base Salary. During the Employment Term, the Company will pay Executive as compensation for his services a base salary at the annualized rate of $350,000 (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding.

      Annual Bonus. In addition to the Base Salary, Executive may receive a performance bonus during each year of employment with the Company under this Agreement equal to an amount, to be determined by the Board or the Company's Compensation Committee, of up to sixty percent (60%) of Base Salary; provided, however, that, subject to Section 8, the payment of any such bonus shall be subject to Executive's continued employment with the Company through the end of the applicable Company fiscal year. Such performance bonus, if any, shall be based upon performance criteria to be determined by the Board or the Company's Compensation Committee within ninety (90) days of the Effective Date, or each anniversary of the Effective Date, as applicable.

      Stock Option. The Company will recommend to the Board that, at the first Board meeting following the Effective Date, Executive be granted a stock option, which will be, to the extent possible under the $100,000 rule of Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code") an "incentive stock option" (as defined in Section 422 of the Code), to purchase 100,000 shares of the Company's Common Stock at an exercise price equal to the per share fair market value of the Company's Common Stock on the date of grant (the "Option"). Subject to the accelerated vesting provisions set forth herein, the Option will vest as to 25% of the shares subject to the Option on the date of grant, and as to 25% of the shares subject to the Option each year thereafter, so that the Option will be fully vested and exercisable three (3) years from the date of grant, subject to Executive's continued service to the Company on the relevant vesting dates. The Option will be subject to the terms, definitions and provisions of the Company's Stock Plan (the "Option Plan") and the stock option agreement by and between Executive and the Company (the "Option Agreement"), both of which documents are incorporated herein by reference.

    Employee Benefits; Indemnification. During the Employment Term, Executive will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, life insurance, and flexible-spending account plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time. Upon the Effective Date, Executive shall be offered an indemnification agreement comparable in form and substance to indemnification agreements previously entered into by and between the Company and its executive officers.

    Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder, including but not limited to, first-class airfare, hotel accommodations, and transportation expenses. Such expenses shall be reimbursed in accordance with the Company's expense reimbursement policy as in effect from time to time.
    Wellness Reimbursement. While Executive is employed hereunder, the Company will reimburse Executive for the reasonable costs incurred in connection with Executive's annual physical examination at the Mayo Clinic; provided, however, that Executive will disclose any material findings made in connection with the annual examination to the Board.

    Severance.

      Involuntary Termination. If Executive's employment with the Company terminates other than voluntarily by the Executive or for "Cause" (as defined herein) by the Company (including Executive's death or disability), and Executive signs and does not revoke a standard release of claims with the Company, then, subject to Section 12, Executive shall be entitled to receive (i) continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary rate, as then in effect, for a period of six (6) months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll policies, and (ii) a pro-rated bonus payment equal to 100% of Executive's performance bonus as in effect for the Company's fiscal year prior to the date of termination, pro-rated by multiplying such bonus amount by a fraction, the numerator of which shall be the number of days prior to the date of termination during the year of termination, and the denominator of which shall be three-hundred and sixty-five; provided, however, that if Executive is terminated prior to December 31, 2000, the performance bonus shall be deemed to be $200,000 for purposes of the pro-rata calculation.

      Voluntary Termination; Termination for Cause. If Executive's employment with the Company terminates voluntarily by Executive or for Cause by the Company, then (i) all vesting of the Option will terminate immediately and all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (ii) Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

    Change of Control Benefits. In the event of a "Change of Control" (as defined below) that occurs prior to the Executive's termination of employment, the Option will have its vesting accelerated so as to become 100% vested. Thereafter, the Option will continue to be subject to the terms, definitions and provisions of the Option Plan and Option Agreement.

    Definitions.

      Cause. For purposes of this Agreement, "Cause" is defined as (i) an act of dishonesty made by Executive in connection with Executive's responsibilities as an employee, (ii) Executive's conviction of, or plea of nolo contendere to, a felony, (iii) Executive's gross misconduct, or (iv) Executive's continued substantial violations of his employment duties after Executive has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that Executive has not substantially performed his duties.
      Change of Control. For purposes of this Agreement, "Change of Control" of the Company is defined as: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

    Confidential Information. Executive agrees to enter into the Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder.

    Conditional Nature of Severance Payments.

      Noncompete. Executive acknowledges that the nature of the Company's business is such that if Executive were to become employed by, or substantially involved in, the business of a competitor of the Company during the twelve (12) months following the termination of Executive's employment with the Company, it would be very difficult for the Executive not to rely on or use the Company's trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's trade secrets and confidential information, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 8 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon the Executive not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interested in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with Company or is a customer of the Company. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease.

    (b) Non-Solicitation. Until the date one (1) year after the termination of Executive's employment with the Company for any reason, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 8 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon Executive not either directly or indirectly soliciting, inducing, attempting to hire, recruiting, encouraging, taking away, hiring any employee of the Company or causing an employee to leave his or her employment either for Executive or for any other entity or person.

    (c) Understanding of Covenants. The Executive represents that he (i) is familiar with the foregoing covenants not to compete and not to solicit, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

    Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

    Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

    If to the Company:

    Indus International

    60 Spear St

    San Francisco

    CA 94105

    Attn: [Kent Hudson]

    If to Executive:

    at the last residential address known by the Company.

    Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

    Arbitration.

      Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in San Francisco County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

      The arbitrator(s) will apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

      EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

    Integration. This Agreement, together with the Option Plan, Option Agreement and the Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

    Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

    Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

    Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

INDUS INTERNATIONAL

By: Date:

Title:

EXECUTIVE

Date:

Kent Hudson